Exhibit 99.1

1 North Brentwood Boulevard 15th Floor St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

Belden Reports Solid Results in First Quarter 2014

St. Louis, Missouri – May 1, 2014 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal first quarter 2014 results for the period ended March 30, 2014.

First Quarter 2014 Highlights

•	Achieved adjusted income from continuing operations per diluted share of $0.80;

•	Expanded adjusted gross profit margins to 36.1%, increasing 160 basis points from 34.5% in the year-ago period;

•	Completed the purchase of Grass Valley for $220 million, a leader in innovative solutions within the Broadcast market; and

•	Raised full year guidance for fiscal 2014 adjusted revenues to $2.30 – $2.35 billion and adjusted income from continuing operations per diluted share to $4.05 – $4.35.

First Quarter 2014

On a GAAP basis, revenues for the quarter totaled $487.7 million, down $19.8 million, or 3.9%, compared to $507.5 million in the first quarter 2013. Gross profit margin in the first quarter was 36.0%, increasing 300 basis points from 33.0% in the year-ago period. Operating profit margin in the first quarter was 10.2%, increasing from 8.7% in the year-ago period. Income from continuing operations per diluted share totaled $0.57, compared to $0.49 in the first quarter 2013, a year-over-year increase of 16.3%.

Adjusted revenues for the quarter totaled $488.3 million, down $22.1 million, or 4.3%, compared to $510.4 million in the first quarter 2013. Adjusted gross profit margin in the first quarter was 36.1%, increasing 160 basis points from 34.5% in the year-ago period. Adjusted operating profit margin in the first quarter was 13.1%, consistent with the year-ago period. Adjusted income from continuing operations per diluted share totaled $0.80, compared to $0.84 in the first quarter 2013. A non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “Despite a reduction in revenue, due to difficult prior year comparisons and unforeseen adjustments in channel inventory, I’m pleased with gross margin expansion of 160 basis points. I’m especially proud of the results of our Broadcast platform that benefitted from leverage on strong growth.”

Outlook

“We are pleased to have completed the acquisition of Grass Valley, and we have incorporated the expected financial benefits into our Q2 and full year outlook. The benefits of our Lean Enterprise initiative are also included in our updated guidance. Shorter lead times allow our channel partners to operate effectively with reduced inventory levels. Additionally, we’ve identified opportunities to improve our SG&A cost structure, and we intend to execute this plan quickly. This will have a favorable impact to our results in the second half of 2014, continuing through 2015,” said Mr. Stroup.

Belden Reports Solid Results in First Quarter 2014 – Page 2 of 2

The Company expects second quarter 2014 adjusted revenues to be $585 – $605 million and adjusted income from continuing operations per diluted share to be $0.95 – $1.05. For the full year ending December 31, 2014, the Company now expects adjusted revenues to be $2.30 – $2.35 billion and adjusted income from continuing operations per diluted share to be $4.05 – $4.35. Previously, the Company expected full year adjusted revenues of $2.11 – $2.15 billion and adjusted income from continuing operations per diluted share of $3.81 – $4.11. These amounts now include the expected results of Grass Valley and benefits of the above mentioned SG&A cost actions.

On a GAAP basis, the Company expects second quarter 2014 revenues to be $579 – $599 million and income (loss) from continuing operations per diluted share to be $(0.03) – $0.07. For the full year ending December 31, 2014, the Company now expects revenues to be $2.28 – $2.33 billion and income from continuing operations per diluted share to be $2.11 – $2.41. Previously, the Company expected full year revenues of $2.10 – $2.14 billion and income from continuing operations per diluted share of $2.95 – $3.25. These amounts now include the expected results of Grass Valley and the related impacts of purchase accounting, such as increased amortization of intangibles, as well as the restructuring costs and benefits resulting from both the Grass Valley integration and SG&A cost actions mentioned above.

Earnings Conference Call

Management will host a conference call today at 10:30 am EDT to discuss results of the quarter and full-year. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013
	(In thousands, except per share amounts)
Revenues	$487,690	$507,473
Cost of sales	(311,973)	(340,120)

Gross profit	175,717	167,353
Selling, general and administrative expenses	(94,848)	(91,982)
Research and development	(20,571)	(20,425)
Amortization of intangibles	(11,741)	(12,977)
Income from equity method investment	954	2,271

Operating income	49,511	44,240
Interest expense	(18,820)	(15,905)
Interest income	150	108

Income from continuing operations before taxes	30,841	28,443
Income tax expense	(5,685)	(6,198)

Income from continuing operations	25,156	22,245
Loss from disposal of discontinued operations, net of tax	(562)	—

Net income	$24,594	$22,245

Weighted average number of common shares and equivalents:
Basic	43,514	44,420
Diluted	44,293	45,427

Basic income (loss) per share
Continuing operations	$0.58	$0.50
Disposal of discontinued operations	(0.01)	—

Net income	$0.57	$0.50

Diluted income (loss) per share
Continuing operations	$0.57	$0.49
Disposal of discontinued operations	(0.01)	—

Net income	$0.56	$0.49

Comprehensive income	$13,281	$14,892

Dividends declared per share	$0.05	$0.05

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Three months ended
	March 30, 2014	March 31, 2013
	(In thousands)
Revenues:
Broadcast Solutions	$165,868	$155,586
Enterprise Connectivity Solutions	108,394	116,627
Industrial Connectivity Solutions	159,318	176,721
Industrial IT Solutions	54,110	58,539

Consolidated	$487,690	$507,473

Operating income (loss):
Broadcast Solutions	$10,568	$(146)
Enterprise Connectivity Solutions	10,168	8,835
Industrial Connectivity Solutions	20,750	24,449
Industrial IT Solutions	8,147	9,517

Total segments	49,633	42,655
Eliminations	(1,076)	(686)
Income from equity method investment	954	2,271

Consolidated	$49,511	$44,240

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 30, 2014	December 31, 2013
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$569,579	$613,304
Receivables, net	313,603	304,204
Inventories, net	220,098	207,980
Deferred income taxes	28,667	28,767
Other current assets	47,691	41,243

Total current assets	1,179,638	1,195,498
Property, plant and equipment, less accumulated depreciation	300,785	300,835
Goodwill	766,678	773,048
Intangible assets, less accumulated amortization	361,448	376,976
Deferred income taxes	25,095	26,034
Other long-lived assets	80,637	79,362

	$2,714,281	$2,751,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$200,160	$199,897
Accrued liabilities	158,318	199,169
Current maturities of long-term debt	2,500	2,500

Total current liabilities	360,978	401,566
Long-term debt	1,366,211	1,364,536
Postretirement benefits	103,274	105,924
Other long-term liabilities	33,816	43,186
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	585,298	585,753
Retained earnings	578,599	556,214
Accumulated other comprehensive loss	(40,494)	(29,181)
Treasury stock	(273,904)	(276,748)

Total stockholders’ equity	850,002	836,541

	$2,714,281	$2,751,753

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013
	(In thousands)
Cash flows from operating activities:
Net income	$24,594	$22,245
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation and amortization	21,238	22,546
Share-based compensation	4,566	3,419
Pension funding less than pension expense	763	798
Loss on sale of businesses	562	—
Provision for inventory obsolescence	63	474
Income from equity method investment	(954)	(2,271)
Deferred income tax benefit	(2,248)	—
Tax benefit related to share-based compensation	(3,264)	(4,227)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(6,490)	(9,785)
Inventories	(13,268)	(2,723)
Accounts payable	1,252	5,520
Accrued liabilities	(40,748)	(30,347)
Accrued taxes	(1,374)	(69,987)
Other assets	(2,417)	(5,606)
Other liabilities	(2,690)	(1,782)

Net cash used for operating activities	(20,415)	(71,726)

Cash flows from investing activities:
Capital expenditures	(10,356)	(6,437)
Cash used to acquire businesses, net of cash acquired	(4,700)	(9,475)
Proceeds (payments) from disposal of businesses	(956)	3,735
Proceeds from disposal of tangible assets	12	1,077

Net cash used for investing activities	(16,000)	(11,100)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of withholding tax payments	(5,441)	1,551
Cash dividends paid	(2,172)	(76)
Debt issuance costs paid	(1,702)	(6,794)
Borrowings under credit arrangements	—	388,220
Payments under borrowing arrangements	—	(194,110)
Payments under share repurchase program	—	(31,250)
Tax benefit related to share-based compensation	3,264	4,227

Net cash provided by (used for) financing activities	(6,051)	161,768

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,259)	(4,631)

Increase (decrease) in cash and cash equivalents	(43,725)	74,311
Cash and cash equivalents, beginning of period	613,304	395,095

Cash and cash equivalents, end of period	$569,579	$469,406

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets and non-recurring tax payments related to divestitures and settlement of a tax sharing agreement. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended	Three Months Ended
	March 30, 2014	March 31, 2013
	(In thousands)
GAAP net cash used for operating activities	$(20,415)	$(71,726)
Capital expenditures, net of proceeds from the disposal of tangible assets	(10,344)	(5,360)
Non-recurring tax payments made for gain on 2012 sale of Thermax and Raydex cable business	—	38,453
Non-recurring tax payments made in settlement of tax sharing agreement with Cooper Industries	—	30,000

Non-GAAP free cash flow	$(30,759)	$(8,633)

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance and other costs related to productivity improvement programs; amortization of intangible assets; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	March 30, 2014	March 31, 2013
	(In thousands, except percentages and per share amounts)
GAAP revenues	$487,690	$507,473
Deferred revenue adjustments	617	2,916

Adjusted revenues	$488,307	$510,389

GAAP gross profit	$175,717	$167,353
Deferred gross profit adjustments	450	2,127
Purchase accounting effects related to acquisitions	—	6,550
Severance and other costs	(49)	109

Adjusted gross profit	$176,118	$176,139

Adjusted gross profit margin	36.1%	34.5%

GAAP operating income	$49,511	$44,240
Amortization of intangible assets	11,741	12,977
Severance and other costs	2,295	788
Deferred gross profit adjustments	450	2,127
Purchase accounting effects related to acquisitions	—	6,550

Total operating income adjustments	14,486	22,442

Adjusted operating income	$63,997	$66,682

Adjusted operating income margin	13.1%	13.1%

GAAP income from continuing operations	$25,156	$22,245
Operating income adjustments from above	14,486	22,442
Tax effect of adjustments	(4,220)	(6,361)

Adjusted income from continuing operations	$35,422	$38,326

GAAP income from continuing operations per diluted share	$0.57	$0.49
Adjusted income from continuing operations per diluted share	$0.80	$0.84

GAAP and Adjusted diluted weighted average shares	44,293	45,427

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance and other costs related to productivity improvement programs; amortization of intangible assets; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended March 30, 2014
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$165,868	$108,394	$159,318	$54,110	$487,690	$—	$—	$487,690
Deferred revenue adjustments	617	—	—	—	617	—	—	617

Adjusted revenues	$166,485	$108,394	$159,318	$54,110	$488,307	$—	$—	$488,307

GAAP operating income	$10,568	$10,168	$20,750	$8,147	$49,633	$(1,076)	$954	$49,511
Amortization of intangible assets	10,519	168	265	789	11,741	—	—	11,741
Severance and other costs	1,753	139	283	120	2,295	—	—	2,295
Deferred gross profit adjustments	450	—	—	—	450	—	—	450

Total operating income adjustments	12,722	307	548	909	14,486	—	—	14,486

Adjusted operating income	$23,290	$10,475	$21,298	$9,056	$64,119	$(1,076)	$954	$63,997

Adjusted operating income margin	14.0%	9.7%	13.4%	16.7%	13.1%			13.1%

	Three Months Ended March 31, 2013
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$155,586	$116,627	$176,721	$58,539	$507,473	$—	$—	$507,473
Deferred revenue adjustments	2,916	—	—	—	2,916	—	—	2,916

Adjusted revenues	$158,502	$116,627	$176,721	$58,539	$510,389	$—	$—	$510,389

GAAP operating income (loss)	$(146)	$8,835	$24,449	$9,517	$42,655	$(686)	$2,271	$44,240
Amortization of intangible assets	11,798	104	280	795	12,977	—	—	12,977
Purchase accounting effects related to acquisitions	6,550	—	—	—	6,550	—	—	6,550
Deferred gross profit adjustments	2,127	—	—	—	2,127	—	—	2,127
Severance and other costs	788	—	—	—	788	—	—	788

Total operating income adjustments	21,263	104	280	795	22,442	—	—	22,442

Adjusted operating income	$21,117	$8,939	$24,729	$10,312	$65,097	$(686)	$2,271	$66,682

Adjusted operating income margin	13.3%	7.7%	14.0%	17.6%	12.8%			13.1%

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2014 REVENUE AND EARNINGS GUIDANCE

	Year Ended	Three Months Ended
	December 31, 2014	June 29, 2014
Adjusted revenues	$2.300 - $2.350 billion	$585 - $605 million
Deferred revenue adjustments	($18 million)	($6 million)

GAAP revenues	$2.282 - $2.332 billion	$579 - $599 million

Adjusted income from continuing operations per diluted share	$4.05 - $4.35	$0.95 - $1.05
Amortization of intangible assets	($0.86)	($0.24)
Productivity improvement programs	($0.71)	($0.53)
Purchase accounting effects of acquisitions	($0.15)	($0.14)
Deferred gross profit adjustments	($0.22)	($0.07)

GAAP income (loss) from continuing operations per diluted share	$2.11 - $2.41	($0.03) - $0.07

Our guidance for income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2014. Our actual income from continuing operations per diluted share may be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Solid Results in First Quarter 2014

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward Looking Statements

This release contains forward looking statements including our expectations for the second quarter and full-year 2014. Forward looking statements also include any other statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s current beliefs and expectations and are not guarantees of future performance. The Company’s actual results may differ materially from these expectations for a number of reasons including: changes in the global economy may impact the Company’s results; turbulence in financial markets may increase the Company’s borrowing costs; the Company relies on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global broadcast, enterprise, and industrial markets; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

Belden Reports Solid Results in First Quarter 2014

About Belden

St. Louis–based Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E